SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2014

WESTERN GRAPHITE INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-54665	20-8055672

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Hudson Bay Centre 2 Bloor Street East, Suite 3500, Toronto, Ontario M4W1A8

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (416) 915-1661

Prepared By:

Sunny J. Barkats, Esq.

JS Barkats, PLLC

18 East 41st Street, 14th Floor

New York, NY 10017

P: (646) 502-7001

F: (646) 607-5544

www.JSBarkats.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5. Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

On August 20, 2014, Western Graphite Inc. (the “Company” or “Registrant”) entered into a Stock Purchase Agreement with Guelph Partners, LLC (the “Purchaser”), for a controlling position and issued sixty two million (62,000,000) common shares (the “Shares”), representing forty six percent (46%) of the Registrant’s outstanding shares, on a fully diluted basis (“Stock Purchase Agreement II,” attached hereto as Exhibit 2). The consideration for the Shares was paid in cash and services to be provided to the Company as its new leadership.

In addition, in a private sale, on July 29, 2014, Lauren Notar, Registrant’s Chief Executive Officer, sold to the Purchaser ten thousand (10,000,000) shares of the Company’s common stock out of her personal ownership which, when combined with the Stock Purchase Agreement of August 20, 2014, grants the Purchaser an aggregate of seventy two million (72,000,000) shares, representing fifty four percent (54%) of the issued and outstanding shares of the Company, on a fully-diluted basis. (“Stock Purchase Agreement I,” attached hereto as Exhibit 1).

Item 9.01 Financial Statements and Exhibits

Exhibits:

Exhibit 1: Stock Purchase Agreement I

Exhibit 2: Stock Purchase Agreement II

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2014	Western Graphite Inc.

	By:	/s/ Lauren Notar
Lauren Notar
Chief Executive Officer